Exhibit 21

SUBSIDIARIES OF SOLUNA HOLDINGS, INC.

Subsidiary Name	Jurisdiction of Incorporation or Organization
Soluna Computing, Inc.	Nevada
Soluna Digital, Inc.	New York

SUBSIDIARIES OF SOLUNA DIGITAL, INC.

Subsidiary Name	Jurisdiction of Incorporation or Organization
Soluna MC, LLC	Nevada
Soluna SW, LLC	Nevada
Soluna Callisto Holdings, Inc.	Delaware
Soluna DV Devco, LLC	Delaware
Soluna DV ComputeCo, LLC	Nevada
Soluna DV Services, LLC	Delaware

SUBSIDIARIES OF SOLUNA MC, LLC

Subsidiary Name	Jurisdiction of Incorporation or Organization
Soluna MC Borrowings, LLC 2021-1	Delaware

SUBSIDIARIES OF SOLUNA SW, LLC

Subsidiary Name	Jurisdiction of Incorporation or Organization
Soluna SW Borrowings, LLC 2022-1	Delaware

SUBSIDIARIES OF DV DEVCO, LLC

Subsidiary Name	Jurisdiction of Incorporation or Organization
Soluna DVSL ComputeCo, LLC	Delaware